Exhibit 10.3

INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated August 27, 2019 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.04; and

WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                  The undersigned increasing lender agrees, subject to the terms and conditions of the credit agreement, that on the date of this supplement it shall have its commitment increased by $12,500,000, thereby making the aggregate amount of its total commitments equal to $142,500,000.

2.                  The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.                  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.                  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.                  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

COBANK, ACB

By:	/s/ Robert Prickett
Name: Robert Prickett
Title: Vice President

Accepted and agreed to as of the date first written above:

DEAN FOODS COMPANY

By:	/s/ Edgar A. DeGuia
Name: Edgar A. DeGuia
Title: Vice President & Treasurer

Acknowledged as of the date first written above:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Eric Hurshman
Name: Eric Hurshman
Title: Managing Director

By:	/s/ Eric J. Rogowski
Name: Eric J. Rogowski
Title: Executive Director

[Signature Page to Increasing Lender Supplement]